UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2005

FRONTIER OIL CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	1-7627	74-1895085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Memorial Drive, Suite 600 Houston, Texas		77024-3411
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 688-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Annual Incentive Compensation Award for Fiscal 2004
On February 21, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Frontier Oil Corporation (the “Company”) determined that the performance goals under the Company’s Management Incentive Compensation Plan for fiscal 2004 (the “2004 Plan”) were achieved. Such performance goals were based on the achievement of net income targets by the Company for fiscal 2004. The Committee approved annual bonus awards for fiscal 2004, which were paid in cash and restricted stock, to the participants in the 2004 Plan, including the executive officers listed in the table set forth below. Each executive officer, other than Mr. Gibbs and Ms. Edwards, was required to receive 30%, and had the right to elect to receive up to 100%, of his or her bonus payment in restricted shares of the Company’s common stock in lieu of cash. The form of Restricted Stock Agreement, pursuant to which the restricted stock was granted on March 13, 2005, is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Annual Base Salaries for Fiscal 2005
On February 21, 2005, the Committee established the annual base salaries (effective January 1, 2005) of the Company’s executive officers for fiscal 2005, based on individual performance assessments and market data. The table set forth below lists the annual base salaries of the Company’s executive officers.

Management Incentive Compensation Plan for Fiscal 2005
On February 21, 2005, the Committee established the annual financial goals for the Company and the incentive awards payable to the participating employees of the Company under the Management Incentive Compensation Plan for 2005 (the “Bonus Plan”). Each participant’s incentive target is a percentage of the participant’s base salary, and the amount of the actual bonus payment could range from zero to double the incentive target, based upon the extent to which the pre-established annual financial goals are met or exceeded. The financial goals under the Bonus Plan are based on the net income of the Company during fiscal 2005. The incentive targets established for each of the executive officers of the Company are set forth in the table below. A summary of the Bonus Plan is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Long-Term Incentive Compensation Plan for Fiscal 2005
On April 28, 2005, the Committee approved a special Long-Term Incentive Compensation Plan for fiscal 2005 (the “Incentive Plan”) for a long-term incentive award payable to the employees of the Company participating in the Incentive Plan, including each of the Company’s executive officers. Under the terms of the Incentive Plan, each participant has the opportunity to receive restricted stock equal in value to the amount of the bonus earned for 2005 under the Bonus Plan, as discussed above. A summary of the Incentive Plan is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Name	Title	2004 Bonus			2005 Base Salary	Incentive Target for 2005 (Percentage of Base Salary)
		Cash	Restricted Stock*	Total Bonus
James R. Gibbs	Chairman of the Board, Chief Executive Officer and President	$1,200,000	no shares	$1,200,000	$825,000	75%
Julie H. Edwards	Executive Vice President - Finance & Administration	$425,000	no shares	$425,000	$450,000	50%
W. Reed Williams	Executive Vice President - Refining & Marketing	$308,000	5,106 shares	$440,000	$475,000	50%
Jon. D. Galvin	Vice President	$102,000	7,398 shares	$293,250**	$262,500	50%
Nancy J. Zupan	Vice President - Controller	$57,600	6,684 shares	$230,400**	$255,000	40%
Currie Bechtol	Vice President - General Counsel & Secretary	$107,800	1,787 shares	$154,000	$227,500	40%
Gerald Faudel	Vice President - Corporate Relations and Environmental Affairs	$90,160	1,494 shares	$128,800	$200,000	40%

*
The value of the restricted stock on the date of grant was $25.85, determined by the average closing price of the Company’s common stock during December and January immediately preceding the grant date.

**	Elected to receive more than 30% of the bonus in restricted stock, thereby receiving a gross-up payment with respect thereto by 150%.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Form of Restricted Stock Agreement
10.2	Summary of Management Incentive Compensation Plan
10.3	Summary of Long-Term Incentive Compensation Plan for 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER OIL CORPORATION

By: /s/ Julie H. Edwards
Julie H. Edwards
Executive Vice President - Finance and Administration, Chief Financial Officer

Date: May 6, 2005